SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             C&D TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                             C&D TECHNOLOGIES, INC.
                                 Power Solutions

                              Proxy Statement 2004

Invitation to Annual Meeting Of Shareholders

        Letter to Our Stockholders...........................................iii

        Annual Meeting Notice..................................................v

        Proxy Statement........................................................1

        Principal Stockholders.................................................4

        Beneficial Ownership of Management.....................................6

        Election of Directors..................................................7

        Current Executive Officers............................................10

        Corporate Governance..................................................11

        Report of the Audit Committee.........................................13

        Executive Compensation................................................16

        Compensation Committee Report.........................................24

        Stock Price Performance Graph.........................................28

        Compliance with Section 16(a).........................................29

        Ratification of Appointment of Independent Auditors.................. 29

        Annual Report.........................................................30

        Other Business....................................................... 30

        Nominating/Corporate Governance Committee Charter.............Appendix A

        Audit Committee Charter.......................................Appendix B

        Compensation Committee Charter................................Appendix C

                 C&D Technologies, Inc., 1400 Union Meeting Road
                    Blue Bell, PA 19422-0858, (215) 619-2700

                      (This Page intentionally left blank)

                                                            April 26, 2004

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of C&D Technologies, Inc. to be held on Wednesday, May 26, 2004, at 9:00 a.m., at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania. Your Board of Directors and management look forward to personally greeting you there. Directions to the Doubletree Hotel are on the next page.

      Whether or not you plan to attend, your shares will be represented and voted at the Annual Meeting if you promptly complete, sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card.

      We thank you for your cooperation and continued support.

                                                    Sincerely,

                                                    /s/ William Harral, III
                                                    WILLIAM HARRAL, III
                                                    Chairman of the Board

               DIRECTIONS TO THE PLYMOUTH MEETING DOUBLETREE HOTEL

From Philadelphia Airport - Take 95 South to 476 North, follow to Exit #20 (Germantown Pike-west). Bear right onto Germantown Pike and follow for three lights (approximately 1/2 mile). Make right onto Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From North/East - Take the New Jersey Turnpike to Exit #6, PA turnpike. Go west to Exit #333 (old Exit 25) - Norristown, and follow signs for Plymouth Road. Go to the first light and make a left. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From South - take 95 North to 476 North. Once on 476 North, follow "From Philadelphia Airport" directions above.

From West - Take the PA turnpike to Exit #333 (Old Exit #25). Follow signs to Plymouth Road. Go to the first light, and make a left onto Plymouth Road. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

                -------------------------------------------------

                             C&D TECHNOLOGIES, INC.
                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 2004

                -------------------------------------------------

      The Annual Meeting of Stockholders of C&D Technologies, Inc. ("C&D") will be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Wednesday, May 26, 2004, at 9:00 a.m., for the following purposes:

      1.    To elect directors of C&D for the ensuing year.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for C&D for the fiscal year ending January 31, 2005.

      3. To transact such other business as may properly come before the meeting and any adjournment of the meeting.

      Stockholders of record at the close of business on April 7, 2004 will be entitled to notice of and to vote at the meeting.

      If you are unable to attend the meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope. You may also submit your proxy through the Internet or by telephone.

                                                   BY ORDER OF THE BOARD
                                                   OF DIRECTORS

                                                   /s/ Linda R. Hansen
                                                   LINDA R. HANSEN
                                                   Secretary

April 26, 2004

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

                             C&D TECHNOLOGIES, INC.

                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 2004

      Your proxy is solicited by and on behalf of the Board of Directors of C&D Technologies, Inc. ("C&D", "we" or "our") to be used at the Annual Meeting of Stockholders to be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Wednesday, May 26, 2004 at 9:00 a.m., and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

What am I voting on?

      o     Election of directors

      o Ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent auditors for the fiscal year ending January 31, 2005

Who is entitled to vote?

      Stockholders as of the close of business on April 7, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

How do I vote?

      You should sign and date each proxy you receive and return it in the enclosed, self-addressed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the eight directors and FOR the ratification of the independent auditors. You may also vote in person at the meeting. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

How are proxies solicited?

      C&D will bear the cost of the solicitation of proxies. We will make solicitations initially by first class mail; however, officers and regular employees of C&D may solicit proxies personally or by telephone or the Internet. We will not compensate those persons specifically for these services. C&D will reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of these shares.

      We are mailing this Proxy Statement to stockholders on or about April 26, 2004.

How should I sign the proxy?

      You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors
Act), you should sign your own name as custodian, not the name of the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

May I revoke my proxy?

      You have the right to revoke your proxy at any time before the meeting by
(1) delivering a written revocation to the Secretary of C&D or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting. A vote through the Internet or by telephone may be revoked by (1) executing a later-dated proxy card, (2) by subsequently voting through the Internet or by telephone or (3) by attending the annual meeting and voting in person.

What does it mean if I receive more than one proxy card?

      If you hold shares registered in more than one account, you will receive a proxy card for each account. You should sign and return all proxies so that all your shares will be voted.

Who will count the votes?

      A representative of Mellon Investor Services LLC, C&D's transfer agent, will tabulate the votes and act as the independent inspector for the election.

What constitutes a quorum?

      We are required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. As of April 7, 2004, the Record Date, 25,403,472 shares of Common Stock were issued and outstanding. Abstentions and broker non-votes (which we define below) are counted as if stockholders were present for purposes of determining whether a quorum is present at the meeting.

How many votes are needed for the approval of each item?

      There are differing requirements for the approval of the proposals. Voting in the election of directors is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the eight nominees with the most votes will be elected directors. We will count only votes cast for a nominee. Accordingly, abstentions and broker non-votes are not counted for purposes of voting in the election of directors. Your proxy will be voted FOR the eight nominees described in this Proxy Statement unless you instruct us to the contrary in your proxy.

What is a "broker non-vote"?

      A "broker non-vote" occurs when a stockbroker submits a proxy that does not indicate a vote for a proposal because the stockbroker has not received instructions from the beneficial owners on how to vote on the proposal and does not have the authority to vote without instructions.

What percentage of C&D Common Stock do directors and executive officers own?

      Together, our directors and executive officers owned approximately 3.9% of our Common Stock on February 29, 2004. We have provided you with details on pages 6 and 10.

Who are the largest stockholders?

      As of February 29, 2004, FMR Corporation owned 2,320,300 shares (or 9.1%), Wachovia Corporation owned 2,291,573 shares (or 9.0%), Barclays Global Investors NA. owned 2,050,495 shares (or 8.1%), Franklin Resources, Inc. owned 1,649,638 shares (or 6.5%), T. Rowe Price Associates, Inc. owned 1,646,700 shares (or 6.5%) and Paradigm Capital Management, Inc. owned 1,482,450 shares (or 5.8%). See pages 4 and 5 for details.

What is the deadline for submitting stockholder proposals at our 2005 annual meeting?

      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the Securities and Exchange Commission ("SEC"), wishes to submit a proposal for inclusion in C&D's proxy statement for its 2004 annual meeting of stockholders must deliver such proposal in writing to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement no later than December 27, 2004.

      Pursuant to Article II, Section 11 of C&D's By-laws, if a stockholder wishes to present at C&D's 2005 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in C&D's By-laws, which are summarized below. Written notice of any such proposal containing the information required under C&D's By-laws, as described herein, must be delivered in person, by first class United States mail, postage prepaid or by reputable overnight delivery service to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement during the period commencing on December 27, 2004 and ending on January 26, 2005.

      A written proposal of nomination for a director must set forth (a) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of shares of capital stock of C&D beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (e) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (f) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (g) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. The candidates nominated by stockholders for election as a member of C&D's Board of Directors who will be eligible to be considered or acted upon for election at the 2005 annual meeting will be those nominated in accordance with the By-law provisions summarized in this section, and any stockholder nominee not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

      A stockholder proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in writing in accordance with the By-law provisions summarized above will be eligible for presentation at the 2005 annual meeting of stockholders, and any matter not submitted to C&D's Board of Directors in accordance with such provisions will not be considered or acted upon at such meeting.

                             PRINCIPAL STOCKHOLDERS

      As of February 29, 2004, the persons listed in the following table were the only persons known to us (based on information set forth in Schedules 13G or 13G/A filed with the SEC) to be the beneficial owners of more than five percent of our outstanding shares of Common Stock.

                                                   Shares of
           Name and Address of                    Common Stock          Percent
             Beneficial Owner                  Beneficially Owned      of Class
           -------------------                 ------------------      --------

FMR Corporation (1)......................          2,320,300             9.1%
82 Devonshire Street
Boston, Massachusetts 02109

Wachovia Corporation (2).................          2,291,573             9.0%
One Wachovia Center
Charlotte, North Carolina 28288

Barclays Global Investors NA. (3)........          2,050,495             8.1%
45 Freemont Street
San Francisco, California 94105

Franklin Resources, Inc. (4).............          1,649,638             6.5%
One Franklin Parkway
San Mateo, California 94403

T. Rowe Price Associates, Inc. (5).......          1,646,700             6.5%
100 E. Pratt Street
Baltimore, Maryland 21202

Paradigm Capital Management, Inc. (6)....          1,482,450             5.8%
9 Elk Street
Albany, New York 12207

----------

(1) Based on the Schedule 13G/A, dated February 16, 2004, filed by FMR Corporation. This party has sole dispositive power with respect to all the shares listed opposite its name in the table.

(2) Based on the Schedule 13G, dated January 28, 2004, filed by Wachovia Corporation. This party has sole voting power with respect to 1,737,350 shares, sole dispositive power with respect to 2,281,573 shares and shared voting power with respect to 7,000 shares.

(3) Based on the Schedule 13G, dated February 17, 2004, filed by Barclays Global Investors NA. This party has sole voting and dispositive power with respect to 1,916,032 shares.

(4) Based on the Schedule 13G/A, dated February 6, 2004, filed by Franklin Resources, Inc. This party has sole voting power and dispositive power with respect to all the shares listed opposite its name in the table.

(5) Based on the Schedule 13G, dated February 13, 2004, filed by T. Rowe Price Associates, Inc. ("Price Associates"). This party has sole voting power with respect to 449,900 shares and sole dispositive power with respect to all the shares listed opposite its name in the table. These securities are owned by various individual and institutional investors including Price Associates which owns 1,646,700 shares, representing 6.5% of the shares outstanding, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Based on the Schedule 13G/A, dated February 12, 2004, filed by Paradigm Capital Management, Inc. This party has shared voting and dispositive power with respect to all the shares listed opposite its name in the table.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of February 29, 2004, the beneficial ownership of our Common Stock held by our directors and nominees for directors, each executive officer who is named in the Summary Compensation Table and all directors and executive officers as a group.

                                                                Shares of
                                                               Common Stock                Percent
Name of Person or Identity of Group                        Beneficially Owned (1)       of Class (1)
-----------------------------------                        ----------------------       ------------
Directors and
Nominees for Directors:

William Harral, III...................................              64,077                      *
Wade H. Roberts, Jr...................................             310,725                    1.2%
Peter R. Dachowski (2)................................              21,474                      *
Kevin P. Dowd.........................................              31,903                      *
Robert I. Harries.....................................              13,903                      *
Pamela S. Lewis.......................................              29,406                      *
George MacKenzie......................................              25,228                      *
John A. H. Shober.....................................              39,282                      *
Stanley W. Silverman..................................               6,423                      *

Named Executive Officers Who Are Not Directors:

David A. Fix..........................................              46,215                      *
Charles R. Giesige, Sr................................              76,419                      *
Linda R. Hansen.......................................              85,046                      *
Stephen E. Markert, Jr................................             167,656                      *

All directors and executive
  officers as a group (17 persons)....................           1,014,039                    3.9%

----------

      *     Less than 1% of outstanding shares of Common Stock

      (1) The shares of Common Stock beneficially owned as of February 29, 2004 include fully vested and presently exercisable options, and options that will vest within 60 days after such date, to purchase
            (a) 24,000 shares for each of Messrs. Harral, Dowd and Shober and Dr. Lewis; (b) 20,000 for Mr. MacKenzie; (c) 17,416 shares for Mr. Dachowski; (d) 8,000 shares for Mr. Harries; (e) 5,022 shares for Mr. Silverman; (f) 275,800 shares for Mr. Roberts; (g) 151,520 shares for Mr. Markert; (h) 77,420 shares for Ms. Hansen; (i) 66,040 shares for Mr. Giesige; (j) 43,240 shares for Mr. Fix; and (k) 846,418 shares for all executive officers and directors as a group. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table, on exercise of stock options within 60 days of February 29, 2004, but no other shares issuable on exercise of stock options by any other person.

      (2) Mr. Dachowski's term expires as of the Annual Meeting, and he is not standing for re-election.

      The following table sets forth information regarding equity compensation plans of C&D.

                                                       Equity Compensation Plan Information
                               -------------------------------------------------------------------------------------

                                                                                           Number of securities
                                                                                          remaining available for
                                 Number of securities                                      future issuance under
                                     to be issued              Weighted-average          equity compensation plans
                                   upon exercise of           exercise price of            (excluding securities
                                 outstanding options,        outstanding options,                reflected
Plan category                    warrants and rights         warrants and rights              in column (a))
-------------                    -------------------         -------------------              --------------
                                         (a) (b) (c)
Equity compensation
plans approved by
security holders .............        2,698,306                    $21.92                         1,547,842(1)
Equity compensation
plans not approved by
security holders (2)..........           43,200                     18.48                           456,800
                                      ---------                                                   ---------
Total                                 2,741,506                    $21.47                         2,004,642
                                      =========                                                   =========

----------

(1) In accordance with C&D's 1998 Stock Option Plan, annual retainers of non-employee board members are paid via grants of common stock. See "Executive Compensation - Compensation of Directors."

(2) The C&D Technologies, Inc. Approved Share Option Plan was adopted by the Board of Directors and approved by the Inland Revenue of the United Kingdom in 2001. The purpose of the plan is to enable C&D to offer employees of C&D and its subsidiaries, particularly employees in the United Kingdom, stock options to purchase Common Stock. C&D will not grant any stock options under this plan to any director or executive officer of C&D. The maximum number of shares of C&D Common Stock that may be issued under the plan is 500,000 shares. Stock options to purchase Common Stock may be granted by the Board at an exercise price of not less than the market value on the date of grant. The term of each stock option will be fixed by the Board of Directors, but no stock option will be exercisable more than ten years after the date the stock option is granted. The plan may be terminated at any time by the Board of Directors, except that the rights of an optionee of a stock option granted prior to termination may not be impaired without the consent of the optionee. As is the case for all of C&D's option plans, no outstanding stock option under the plan will be repriced, regranted or amended so as to decrease the exercise price of the stock option without the approval of the stockholders, except for any appropriate adjustments resulting by reason of any subdivision of share capital, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, you will be electing eight directors, which constitutes the entire Board of Directors. Each nominee for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve as a director for any reason, the named proxies will vote for a substitute nominee designated by the Board of Directors or, if none is so designated, will vote according to their judgment.

      Directors are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected or until the annual meeting following the year in which he/she reaches age 70

("Retirement Age"), pursuant to the provisions of the charter of the Nominating/Corporate Governance Committee. At its meeting of November 18, 2003, the Board of Directors determined that it was in the best interests of the Corporation that Mr. Shober be recommended for re-election by the stockholders, at the Annual Meeting, to serve as a member of the Board for an additional term notwithstanding his having reached normal Retirement Age.

      Recommendation. The Board of Directors recommends a vote FOR the eight nominees for election as directors at the Annual Meeting.

      The names of the nine nominees for director and certain information regarding them are as follows:

Name of Nominees for Director                                                Age
-----------------------------                                                ---

William Harral, III (1)(2)..............................................      64
Wade H. Roberts, Jr.....................................................      57
Kevin P. Dowd (1).......................................................      55
Robert I. Harries (1)...................................................      60
Pamela S. Lewis (3).....................................................      47
George MacKenzie (2)(3).................................................      55
John A. H. Shober (2)(3)................................................      70
Stanley W. Silverman (1)................................................      56

----------

(1)   Member of the Compensation Committee.

(2)   Member of the Nominating/Corporate Governance Committee.

(3) Member of the Audit Committee. Mr. Dachowski is also a member of the Audit Committee. His term expires at the end of the annual meeting and he is not standing for re-election.

      William Harral, III has been a director of C&D since July 1996 and Chairman of the Board since April 1999. He is President of the Barra Foundation, a private Foundation located in Wyndmoor, PA. He was formerly acting Dean of LeBow College of Business, Drexel University in Philadelphia, Pennsylvania. From June 1997 to December 1999, Mr. Harral served as Senior Counselor for The Tierney Group, a strategic communications company. He was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania) from 1994 to March 1997. Mr. Harral currently serves as Chairman of the Board of The Bryn Mawr Trust Company, a commercial bank.

      Wade H. Roberts, Jr. joined C&D as President and Chief Operating Officer in October 1998 and became Chief Executive Officer in April 1999. Prior to joining C&D, Mr. Roberts was Vice President and Group Executive of IDEX Corporation and President of its Hale Products, Inc. subsidiary, a manufacturer of vehicle mounted fire pumps and the "Jaws of Life(TM)," from 1994 to 1998.

      Kevin P. Dowd has been a director of C&D since January 1997. On March 29, 2004, he became Chairman and Chief Executive Officer of Sonitrol, Inc., a leading commercial security provider in North America and a director of Sonitrol Holding LLC. From August 1988 to March 2001, he was employed by Checkpoint Systems, Inc., where he last held the position of President and Chief Executive Officer and served as a member of the Board of Directors. Mr. Dowd is also a director of Holy Redeemer Health System and MAB Paints, Inc.

      Robert I. Harries has been a director of C&D since May 2002. From January 2002 through September 2003 he was the Senior Vice President of FMC Corporation, a diversified chemical company, and General Manager of its Industrial Chemicals Group and Shared Services. Mr. Harries had served with FMC in various capacities since 1977. He is on the Board of Advisors of the Metropolitan Career Center and is a member of its board of directors.

      Pamela S. Lewis has been a director of C&D since June 1998. Dr. Lewis has been the President of Queens University of Charlotte located in Charlotte, North Carolina since July 2002. Prior to her appointment as President, Dr. Lewis served as the Chief Operating Officer of that institution from March 2002 until July 2002. From June 2000 until March 2002, Dr. Lewis was the Dean of the McColl School of Business at Queens University of Charlotte. From June 1997 through June 2000, she served as Professor of Management and Dean of LeBow College of Business at Drexel University in Philadelphia, Pennsylvania. From 1992 to 1997, Dr. Lewis served as Chairman of the Department of Management at the University of Central Florida. Her professional specialization is in the field of strategic planning, with a particular emphasis on competitive and marketing strategy. Dr. Lewis is also a director of Charming Shoppes, Inc.

      George MacKenzie has been a director of C&D since April 1999. From September 2001 through June 2002, he was Executive Vice President and Chief Financial Officer of GLATFELTER, a global supplier of printing papers, specialty papers and engineered products. He was formerly Vice Chairman of the Board of Hercules, Incorporated, where he had also served in a number of financial and senior management positions, from May 1979 to June 2001. Mr. MacKenzie is also a member of both the American and the Pennsylvania Institutes of Certified Public Accountants. He serves as director of Central Vermont Public Service Corporation, Safeguard Scientifics, Inc. and American Water Works Company, Inc.

      John A. H. Shober has been a director of C&D since July 1996. He was a director of Penn Virginia Corporation, a natural resources company, from 1989 to 2001, and was Vice Chairman of its board of directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is also a director of First Reserve Corporation, MIBRAG mbH and several other organizations, including The Eisenhower Fellowships. He is also a member of The Advisory Board of Ensign-Bickford Industries, Inc. and serves as President of the Wissahickon Valley Watershed Association.

      Stanley W. Silverman has been a director of C&D since February 2003. Since January 2000, he has been the President and Chief Executive Officer and a member of the board of directors of PQ Corporation, a global producer and marketer of chemical products and engineered glass materials. He was appointed Executive Vice President and Chief Operating Officer of PQ Corporation in 1991 and served in that capacity through December 1999. Mr. Silverman is Chairman of the Board of the Soap and Detergent Association. He is also a member of the boards of Drexel University, the American Chemistry Council and Philadelphia Academies, Inc.

                           CURRENT EXECUTIVE OFFICERS

      Our current executive officers, and certain information regarding them (other than Mr. Roberts, whose information is included under "Election of Directors"), are listed below. All data is as of February 29, 2004.

                                                                                            Shares of Common
                                                                                           Stock Beneficially
Name                                             Offices with C&D                  Age          Owned (1)
----                                             ----------------                  ---          ---------
David A. Fix .......................     Vice President and General                 48            46,215
                                          Manager - Motive Power Division
Charles R. Giesige, Sr. ............     Vice President and General                 48            76,419
                                          Manager - Standby Power Division
Linda R. Hansen ....................     Vice President, General Counsel            56            85,046
                                          and Corporate Secretary
James D. Johnson ...................     Vice President and General                 46            49,131
                                          Manager - Power Electronics
                                          Division
Stephen E. Markert, Jr. ............     Vice President - Finance and               52           167,656
                                          Chief Financial Officer
John A. Velker .....................     Vice President - Corporate                 51            47,151
                                          Development
Stanley S. Wreford .................     Vice President - Technology                54                --

----------

(1) The shares of Common Stock beneficially owned as of February 29, 2004 include fully vested and presently exercisable options, and options that will vest within 60 days after such date, to purchase (a) 43,240 shares for Mr. Fix;
(b) 66,040 shares for Mr. Giesige; (c) 77,420 shares for Ms. Hansen; (d) 45,880 shares for Mr. Johnson; (e) 154,020 shares for Mr. Markert; and (f) 40,580 shares for Mr. Velker. None of the persons listed above owns 1% or more of the outstanding shares of C&D Common Stock. In determining this percentage, the number of shares outstanding includes shares issuable to the specific officer identified in the table on exercise of stock options within 60 days of February 29, 2004, but no other shares issuable on exercise of stock options by any other person.

      David A. Fix was appointed Vice President and General Manager - Motive Power Division in February 2004. Prior to this position, he was Vice President and General Manager - Powercom Division from March 2001 though January 2004. He held the title of Vice President - Powercom Sales from July 1999 through February 2001. Prior to joining C&D, Mr. Fix was Vice President, Sales and Marketing for Pyron, Inc., a manufacturer of metal powders, from August 1995 through July 1999.

      Charles R. Giesige, Sr. was appointed Vice President and General Manager of the Standby Power Division in February 2004. Prior to this position, he was Vice President and General Manager - Dynasty Division from March 1999 through January 2004. Prior to joining C&D, Mr. Giesige spent fifteen years with Johnson Controls, Inc., a leading supplier of automotive seating, interiors, batteries and facility management and control systems. In that time he held numerous financial and senior level management positions, including General Manager of the Specialty Battery Division.

      Linda R. Hansen was appointed Vice President, General Counsel and Corporate Secretary in June 1999. Prior to joining C&D, Ms. Hansen held the positions of Vice President, General Counsel and Secretary of BetzDearborn, Inc. from July 1997 through October 1998. Ms. Hansen previously held positions including Senior Vice President, General Counsel with Fisher Scientific Company and its predecessor in interest, Curtin Matheson Scientific, Inc., from 1987 to 1997.

      James D. Johnson was appointed Vice President and General Manager - Power Electronics Division in August 2001, and has also held the title of Vice President, Operations for the division since joining C&D in August 1998. From 1996 through 1998, Mr. Johnson worked for Interpoint, a CRANE CO. company, which designs miniature, high-density power converters and microelectronic circuits for aerospace, defense, implantable medical devices and other applications. Mr. Johnson held various senior level management positions with his former employer, including Vice President of Operations.

      Stephen E. Markert, Jr. was appointed Vice President - Finance and Chief Financial Officer in February 1995. He joined C&D in May 1989 as Corporate Controller.

      John A. Velker was appointed Vice President - Corporate Development in November 1999. From 1996 to 1998, Mr. Velker was with Dominion Group Limited, an investment banking and merchant banking firm focusing on telecommunications, first as Vice President, and later as Senior Vice President.

      Stanley S. Wreford was appointed Vice President - Technology in July 2003. Dr. Wreford was formerly Vice President, Global R&D, Sanford Division of Newell Rubbermaid from 2000 to 2003. He also held the position of Vice President, R&D, Stationery Products Division of The Gillette Company from 1991 through 2000.

                              CORPORATE GOVERNANCE

      C&D strives to achieve "best practices" in its corporate governance. The Board of Directors is responsible for overseeing the direction, affairs and management of C&D, recognizing its fiduciary duty to C&D's stockholders. All of the members of the Board of Directors, other than the Chief Executive Officer, are "independent" under the rules of the New York Stock Exchange. All directors stand for election annually. It is the policy of the Board of Directors that all of C&D's directors attend C&D's Annual Meeting of Stockholders. All of C&D's directors attended C&D's 2003 Annual Meeting of Stockholders.

      It is the policy of the Board of Directors that independent directors meet in executive session, without management participation, at least once each year and that time be made available at the end of each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in executive session. The Chairman of the Board of Directors, William Harral, presides at these executive sessions.

      The Board and each Committee has the authority to hire and seek advice from outside advisors independent of management with respect to matters within their responsibility. Interested parties may communicate directly with the Chairman of the Nominating/Corporate Governance Committee by sending such communications to such person, c/o Linda R. Hansen, Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422.

      At least annually, the Board of Directors and each committee of the Board conduct a self-evaluation for the purpose of determining whether the Board and the Board committees are functioning effectively.

      Non-management directors meet in regularly scheduled executive sessions, without management present, at the conclusion of each Board committee meeting.

      C&D also makes available on its website (www.cdtechno.com) and in printed form upon request,

C&D's Code of Business Conduct, Code of Ethics for C&D's Chief Executive Officer and Financial Employees and C&D's Corporate Governance Guidelines.

Committees of the Board of Directors

      The Board of Directors has established a Nominating/Corporate Governance Committee, an Audit Committee and a Compensation Committee.

      The Nominating/Corporate Governance Committee

      The Nominating/Corporate Governance Committee (the "Nominating Committee") consists of three independent directors. The Nominating Committee is charged with overseeing C&D's corporate governance procedures. The Nominating Committee has the primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, director nominees for C&D. Criteria for independent director consideration include senior management experience, appropriate skill sets, diversity and overall business acumen. The Nominating Committee will consider nominees recommended by stockholders in writing, in accordance with C&D's By-laws. It is the policy of the Board that the Nominating Committee evaluate candidates for director recommended by stockholders on the same basis that other individuals are evaluated under this paragraph. In reporting its selection of a director nominee to the Board, or its recommendation that the Board select an individual as a director nominee, the Nominating Committee must report which one or more of the following categories of persons or entities recommended that nominee: stockholder, non-management director, chief executive officer, other executive officer, third party search firm or other specified source.

      The Nominating Committee is also generally responsible for Board operations and effectiveness, meeting agendas, Board compensation and compliance with Board stock ownership guidelines. The Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer, is responsible for committee assignments, subject to Board approval. A full text of the charter of the Nominating Committee as currently in effect is included as Appendix A to this proxy statement and is available on C&D's website.

      The Audit Committee

      The Audit Committee is comprised of four directors, none of whom is an officer of C&D and all of whom are considered "independent" under the listing standards of the New York Stock Exchange. All members of the Audit committee are "financially literate" and at least one member, George MacKenzie, is an "audit committee financial expert," as those terms are defined by the rules of the SEC and New York Stock Exchange.

      As a general rule, Audit Committee members may not serve on audit committees of more than two other public companies. Under certain circumstances, by company policy, outside auditors who were previously employed by C&D are prohibited from performing audit services for the company and C&D is prohibited from hiring or having as a member of its Board of Directors certain former employees of the independent auditor.

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B to this proxy statement and is available on C&D's website.

      The Audit Committee has the sole authority to appoint or replace C&D's independent auditors. The Audit Committee is also responsible for:

      o establishing the compensation and oversight of the work of C&D's independent auditors, including resolution of disagreements, if any, between management and the independent auditors regarding financial reporting;

      o considering, in consultation with the independent auditors and management, the planned scope of the annual audit of financial statements;

      o pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent auditors;

      o evaluating the qualifications, performance and independence of the independent auditors;

      o monitoring, on behalf of our Board of Directors, C&D's financial reporting process and C&D's internal controls and accounting practices; and

      o performing those other duties and responsibilities set forth in the Audit Committee's Charter and the rules of the New York Stock Exchange.

      The Compensation Committee

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning executive compensation. The Compensation Committee has the direct responsibility to determine and approve the compensation of the Chief Executive Officer. The Compensation Committee consists of four independent directors. The Committee's actions and decisions are reported to the full Board. A full text of the charter of the Compensation Committee as currently in effect is included as Appendix C to this proxy statement and is available on C&D's website.

      Meetings of the Board of Directors and Committees

      The Board of Directors held six meetings during the year ended January 31, 2004. The Nominating/Corporate Governance Committee held four meetings, the Compensation Committee held three meetings and the Audit Committee held ten meetings. During the last fiscal year, all of the directors attended greater than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during such year, except for Mr. Dachowski who attended 69%.

      Communications by Stockholders with the Board of Directors

      Stockholders may send communications to C&D's Board of Directors, and any individual director, by addressing such communications to the Board of Directors, or to any individual director, c/o Linda R. Hansen, Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422. Ms. Hansen, or her designee, will promptly forward all such communications submitted and addressed in this manner to the members of the Board of Directors, or any such individual director, as the stockholder has requested.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed C&D's audited, consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers

LLP, C&D's independent public auditors during the fiscal year ended January 31, 2004, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

      The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by PricewaterhouseCoopers LLP with the maintenance of PricewaterhouseCoopers LLP 's independence.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that C&D's audited consolidated financial statements be included in C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and be filed with the SEC.

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix B to this proxy statement.

      Fees of Independent Accountants

      The work performed for C&D by PricewaterhouseCoopers LLP during the fiscal year ended January 31, 2004 was approved in advance by C&D's Audit Committee. The aggregate fees paid to PricewaterhouseCoopers LLP during the fiscal years ended January 31, 2004 and 2003 are set forth below.

                            Audit and Non-Audit Fees

                                                   Fiscal Year Ended January 31,
                                                   -----------------------------

              Fee Category                           2004               2003
              ------------                           ----               ----

Audit Fees (1) ..........................          $780,650           $729,475
Audit-Related Fees (2) ..................            73,500             36,000
Tax Fees (3) ............................            12,879             29,900
All Other Fees (4) ......................                --                 --

      (1) The Audit Fees for the years ended January 31, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company and its foreign subsidiaries statutory audits.

      (2) The Audit-Related Fees for the years ended January 31, 2004 and 2003 were for assurance and other services related to employee benefit plan audits and acquisition related services.

      (3) The Tax Fees for the years ended January 31, 2004 and 2003 were for services related to the Company's foreign subsidiaries.

      (4) There were no fees associated with All Other for the years ended January 31, 2004 and 2003.

Audit and Non-Audit Services Pre-Approval Policy

      The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditors. The Audit Committee revises the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management, but has delegated pre-approval authority to the chairman of the committee or his designee. The member to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including audits for subsidiaries or affiliates of C&D and services associated with registration statements, periodic reports and other documents filed with the Commission.

      Audit-related services must also be pre-approved by the Audit Committee. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services;" assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

      The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.


                                                    George MacKenzie, Chair
                                                    Peter R. Dachowski
                                                    Pamela S. Lewis
April 8, 2004                                       John A. H. Shober

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth information concerning annual and long-term compensation we paid for each of the last three fiscal years to our President and Chief Executive Officer and our four other most highly compensated executive officers as of January 31, 2004.

                                                                                         Long-Term
                                                       Annual Compensation              Compensation
                                                       -------------------              ------------

                                                                                          Securities             All
                                                     Salary                               Underlying            Other
           Name and                    Fiscal          (1)           Bonus (2)         Options Granted
Compensation (3)
      Principal Position                Year           ($)              ($)                  (#)                  ($)
-----------------------------          ------       --------         ---------         ---------------      ----------------

Wade H. Roberts, Jr                     2004        $485,000          $52,000               75,000             $9,385
President and Chief                     2003         475,309               --               60,000              7,733
Executive Officer                       2002         470,038               --               51,200              5,966


David A. Fix                            2004         169,037           16,896               15,000              6,546
Vice President and                      2003         156,250            7,813               13,500              6,121
General Manager -                       2002         146,693               --                9,660              5,647
Motive Power Division

Charles R. Giesige, Sr                  2004         187,083           43,708               15,000              6,463
Vice President and                      2003         177,883            8,894               16,200              5,910
General Manager -                       2002         160,839               --               14,760              5,743
Standby Power Division

Linda R. Hansen                         2004         244,167           24,417               21,000              8,295
Vice President, General                 2003         228,333           11,417               20,100              8,121
Counsel and Corporate                   2002         213,286               --               17,280              6,279
Secretary

Stephen E. Markert, Jr                  2004         204,167           20,417               18,000              7,022
Vice President -                        2003         196,250           10,208               18,000              6,854
Finance and Chief                       2002         194,843               --               15,780              6,246
Financial Officer

----------

(1) Includes amounts deferred under our Nonqualified Deferred Compensation Plan. Does not include the value of certain personal benefits. The estimated value of those personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

(2) Represents incentive compensation under our Management Incentive Compensation Plan. Includes amounts deferred under our Nonqualified Deferred Compensation Plan.

(3) Except as otherwise noted, these amounts represent employer matching contributions under our Savings Plan and term life insurance premiums paid by C&D. The amounts for the fiscal year ended January 31, 2004 are as follows: (a) $3,708 for the Savings Plan, $2,322 for term life insurance and $3,354 for other for Mr. Roberts; (b) $6,029 for the Savings Plan and $516 for term life insurance for Mr. Fix; (c) $5,879 for the Savings Plan and $583 for term life insurance for Mr. Giesige; (d) $6,033 for the Savings Plan and $2,262 for term life insurance for Ms. Hansen; and (e) $6,033 for the Savings Plan and $989 for term life insurance for Mr. Markert.

                          Option Grants in Fiscal 2004

      The following table presents certain information concerning the stock options we granted to our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table during the year ended January 31, 2004.

                                                                 Individual Grants

                                --------------------------------------------------------------------------------------
                                    Number of           % of Total
                                    Securities            Options         Exercise                           Grant
                                    Underlying          Granted to          Price        Expiration          Date
                                 Options Granted       Employees in          Per            Date         Present Value
           Name                      (#) (1)            Fiscal Year         Share           (2)               (3)
------------------------        ------------------     ------------       --------       ----------       -----------
Wade H. Roberts, Jr.                 75,000                 12.2          $16.4800         2/24/13          $589,050
David A. Fix                         15,000                  2.4           16.4800         2/24/13           117,810
Charles R. Giesige, Sr.              15,000                  2.4           16.4800         2/24/13           117,810
Linda R. Hansen                      21,000                  3.4           16.4800         2/24/13           164,934
Stephen E. Markert, Jr.              18,000                  2.9           16.4800         2/24/13           141,372

----------

(1) The first 33 1/3% of the shares covered by these options vested on February 24, 2004, the second 33 1/3% of the shares covered by these options will vest on February 24, 2005 and the remaining 33 1/3% of the shares covered by these options will vest on February 24, 2006. All of a participant's options vest in full upon the participant's retirement, disability or death.

(2) Each option is subject to earlier termination if the officer's employment with C&D terminates under certain circumstances.

(3) The options were valued using the Black-Scholes pricing model. The following assumptions were used to calculate the Black-Scholes value for the option grants above: an expected life of 5.0 years, 53.6% stock price volatility and a 2.8% risk-free return. The annual dividend yield assumption used to calculate the Black-Scholes value was .33%. C&D has used the historical annual dividend yield and stock price volatility rates as assumptions for the Black-Scholes model. These are projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility over the next five years.

   Option Exercises in Last Fiscal Year and Fiscal 2004 Year-End Option Values

      The following table presents certain information concerning the amount and value of all unexercised stock options held by our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table as of January 31, 2004.


                                                              Number of Securities             Value of Unexercised
                                                             Underlying Unexercised            In-the-Money Options
                                                               Options at 1/31/04                   at 1/31/04
                                                         -------------------------------    -------------------------------
                                                          Exercisable     Unexercisable      Exercisable    Unexercisable
                                                         -------------   ---------------    -------------  ----------------


                              Shares Acquired    Value
                               on Exercise      Realized      Exercisable    Unexercisable        Value          Value
        Name                      (#)             ($)           Shares          Shares            ($)(1)         ($)(1)
 -----------------------       -----------      --------      -----------    -------------       --------       --------
Wade H. Roberts, Jr                --              --          214,134         132,066           $502,062       $298,750
David A. Fix                       --              --           30,740          27,220             17,810         60,000
Charles R. Giesige, Sr             --              --           50,940          30,720             79,926         60,450
Linda R. Hansen                    --              --           58,220          40,160             58,432         84,200
Stephen E. Markert, Jr            2,500         $28,350        134,520          35,260            947,403         72,300

------------------------


(1) Represents the number of shares covered by the option multiplied by the excess of (i) the closing price for shares of Common Stock ($20.33 per share) on January 31, 2004 over (ii) the aggregate exercise price of the option.

Employment Agreements

      Wade H. Roberts, Jr.

      We entered into an amended employment agreement with Mr. Roberts as of October 23, 2000. The agreement provides for a base salary rate, as may be adjusted from time to time by the Board of Directors. As of February 1, 2004, Mr. Roberts' base salary was $485,000. The base salary increased effective April 1, 2004 to $520,000, as Mr. Roberts accepts the previously declined increases to base salary recommended by the Compensation Committee for fiscal 2003 and 2004. As with other executive officers, Mr. Roberts' base salary was reviewed by the Compensation Committee in February 2004. It was increased by $25,000. The implementation date for his fiscal 2005 increase to base salary will not be prior to June 1, 2004.

      The employment agreement continues until either party provides to the other party at least 30 days prior written notice of termination. In addition to base salary, the agreement provides that Mr. Roberts may participate in our employee benefit plans and programs, including our Supplemental Executive Retirement Plan, our stock option plans and our Incentive Compensation Plan. The agreement provides that Mr. Roberts' targeted bonus is 55% of his base salary for the fiscal year ended January 31, 2002 and each year thereafter, subject to achievement of established objectives. The agreement restricts Mr. Roberts from competing with us during his term and for a period of two years after his termination of employment or, in the case of termination upon a change of control, for a period of three years after his termination of employment.

      The employment agreement provides the following in the event of termination, subject to the terms and conditions of the agreement:

      o In the event of termination by reason of death or disability, we have agreed to continue paying Mr. Roberts' base salary for 180 days after the termination date. In the case of disability, after this period Mr. Roberts would be entitled to any amounts due and owing pursuant to any disability policy sponsored or made available by us to the extent he qualifies under the terms of the policy.

      o Upon termination for any reason other than pursuant to a change of control, Mr. Roberts will be entitled to his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay, except that in the event of termination for cause, as defined in the agreement, or by Mr. Roberts voluntarily, Mr. Roberts would not be entitled to receive a prorated bonus.

      o If we terminate Mr. Roberts' employment for any reason other than cause, death, disability or pursuant to a change of control, in addition to the benefits to which he may be entitled under the agreement, for a two-year period after termination we will continue to pay Mr. Roberts his base salary at the rate in effect on the date of termination and his incentive bonus as soon as administratively practicable following the close of the fiscal year in which termination occurs and the fiscal year thereafter. Mr. Roberts will also be entitled to all rights and benefits under our benefit and incentive plans and perquisite programs.

      Upon termination by us after a "change of control" or by Mr. Roberts for "good reason," as those terms are defined in the employment agreement, Mr. Roberts will receive the following:

      o a lump-sum payment equal to all accrued obligations, consisting of his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay;

      o a lump-sum payment of an amount equal to three years of his base salary;

      o a lump-sum payment of an amount equal to three of his annual incentive bonuses, which payment shall be equal to the greater of
            (i) the amount of all incentive bonuses paid to him with respect to each of the three most recently completed fiscal years for which a bonus has been paid or (ii) the incentive bonus paid to him with respect to the two most recently completed fiscal years for which a bonus has been paid plus an amount equal to his target bonus, as described in the agreement;

      o continued participation for three years in all health, medical and similar benefit plans in which he was participating immediately prior to the date of termination, except for any disability plans;

      o     immediate vesting of all unvested stock options;

      o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

      o     outplacement services; and

      o in the event any of these payments cause Mr. Roberts to be subject to an excise tax under the Internal Revenue Code (the "Code"), a gross-up bonus payment.

      Other Executive Employment Agreements

      We have also entered into employment agreements with Mr. Fix, Mr. Giesige, Ms. Hansen and Mr. Markert. Their annual base salaries under these agreements are subject to increase during the course of the year by the Compensation Committee of the Board of Directors. As of February 1, 2004, their respective base salaries are: Mr. Fix, $200,000, Mr. Giesige, $210,000, Ms. Hansen, $250,000 and Mr. Markert, $210,000. Mr. Markert's base salary increased effective April 1, 2004 to $220,000, as he accepts the previously declined increase to base salary approved by the Compensation Committee for fiscal 2004. The agreements provide that each officer's targeted bonus is 35% of his/her base salary for the fiscal year, subject to achievement of established objectives.

      Each executive's employment agreement continues on a month-to-month basis unless terminated by either party on 30 days' prior written notice. Each of the agreements restricts the executive from competing with us during the executive's respective term and for a period of one year after the executive's termination of employment, or, in the case of termination upon a change of control, for a period of two years after the executive's termination of employment. Each of the agreements also provides, subject to the terms and conditions of the agreement, that if the executive's employment is terminated by us without cause or as a result of the non-renewal of the agreement, we must pay the executive his/her base salary in effect at the date of termination for a one-year period. In the event of termination by reason of death, we have agreed to continue paying the executive's base salary for 180 days after the termination date. In the event of termination due to disability, as defined in the agreements, we will pay any accrued but unpaid base salary through the date of termination.

      Upon termination by us after a "change of control" or by the executive for "good reason," as those terms are defined in the employment agreements, the executive will receive the following:

      o a lump-sum payment equal to the executive's base salary through the date of termination and all benefits that have accrued to the executive under the terms of all employee benefits plans in which the executive participates;

      o a lump-sum payment of an amount equal to two years of the executive's base salary;

      o a lump-sum payment of an amount equal to two of the executive's annual incentive bonuses, as described in the agreement, which payment shall be equal to the greater of (i) the amount of all incentive bonuses paid to him or her with respect to each of the two most recently completed fiscal years for which a bonus has been paid or (ii) the incentive bonus paid to him or her with respect to the most recently completed fiscal year for which a bonus has been paid plus an amount equal to his or her target bonus, as described in the agreement;

      o continued participation for two years in all health, medical and similar benefit plans in which the executive was participating immediately prior to the date of termination, except for any disability plans;

      o     immediate vesting of all unvested stock options;

      o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

      o     outplacement services; and

      o in the event any of these payments cause the executive to be subject to an excise tax under the Code, a gross-up bonus payment.

Pension Plans

      Pension Plan for Salaried Employees

      The C&D Technologies, Inc. Pension Plan for Salaried Employees (the "Pension Plan") previously covered certain nonunion salaried employees of C&D who either have participated in its predecessor company's pension plan or have completed one year of service with C&D. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. The Pension Plan is a qualified plan under Section 401(a) of the Code. The Pension Plan was amended in 2000 to provide that no employees will become eligible to participate in the Pension Plan after December 31, 2000 and to permit certain eligible employees who became eligible to participate during 2000 to elect to cease accruals in the Pension Plan effective December 31, 2000, in order to receive a potentially larger allocation of Company contributions to the Savings Plan effective January 1, 2001. The Pension Plan was amended in 2001 to provide that benefits under the plan became frozen as of December 31, 2001 for all participants (i) who had not attained the age of 65, and (ii) who either (a) had less than 5 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 60 or (b) had less than 10 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 57 as of December 31, 2001. Participants whose benefits under the Pension Plan became frozen as of December 31, 2001 became eligible for an enhanced Company contribution under the Savings Plan based on the performance of the Company.

      Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid five consecutive years of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 years (including service with our predecessor company), plus 1.6% of that average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions and any tax deferred contributions to the Savings Plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit that may be paid under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $165,000 or the employee's average compensation for the three years that he/she was most highly compensated.

      The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.

                                                       Years of Credited Service (1)(2)(3)
                                          -------------------------------------------------------------
        Average Pay (4)                     5             10           20             30            40
------------------------------            ------        ------       ------         ------       ------
$150,000 .....................            15,750        31,500       59,250         83,250       83,250

$175,000 .....................            18,375        36,750       69,125         97,125       97,125

$200,000 or greater ..........            21,000        42,000       79,000        111,000      111,000
------------------


(1) We expect that Messrs. Giesige and Markert will have approximately 21 and 27 years of credited service, respectively, at normal retirement. For Messrs. Roberts and Fix and Ms. Hansen, the years of service have been frozen at 3.0, 2.4 and 2.5 years, respectively.

(2) For the plan year ended December 31, 2003, the amount of remuneration, for purposes of calculations under the Pension Plan, was $200,000 for Mr. Markert, $195,560 for Mr. Giesige, and none for Messrs. Fix and Roberts and Ms. Hansen.

(3) The maximum annual benefit of $165,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

(4) Effective January 1, 2004, the maximum compensation limit is $205,000. The limit from January 1, 2002 through December 31, 2003 was $200,000. The limit from January 1, 2000 through December 31, 2001 was $170,000. The limit from January 1, 1997 through December 31, 1999 was $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996, and, for years prior to January 1, 1994, the limit ranged from $200,000 to $235,840.

      Supplemental Executive Retirement Plan

      We have adopted a Supplemental Executive Retirement Plan (the "SERP"), covering executives specified from time to time by the Board of Directors (presently including, among others, Messrs. Roberts, Fix, Giesige and Markert and Ms. Hansen as of January 31, 2004). The SERP is a nonqualified, unfunded defined benefit compensation plan whose purpose is providing upon retirement or other qualifying event additional benefits to participants. The normal form of benefit under the SERP for an unmarried participant is a life annuity and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a life annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years of continuous employment with C&D or an affiliate or upon a change in control (as defined in the SERP). Mr. Roberts' maximum annual benefit will be $150,000 indexed annually by 4% beginning September 30, 1999 and the maximum annual benefit for other named officers is $100,000, in each case indexed annually by 4% beginning September 30, 1998. These maximum annual benefits are reduced by (i) the annual accrued benefit under the Pension Plan for salaried employees as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan); (ii) one-half of the participant's social security benefit (as defined in the SERP) that would be payable as of retirement or other qualifying event; and (iii) the fixed dollar set-off amount established as of December 3, 2003 for each participant. These fixed set-off amounts for the named executive officers are as follows: Mr. Roberts, $17,190; Mr. Fix, $14,406; Mr. Giesige, $20,020; Ms. Hansen, $15,134;
and Mr. Markert, $67,055. The actual annual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

              Years of Employment
           Prior to Qualifying Event                 Percentage Benefit
           -------------------------                 ------------------
                 less than 7.5                                0.0
                      7.5                                    50.0
                       8                                     53.3
                       9                                     60.0
                       10                                    66.7
                       11                                    73.3
                       12                                    80.0
                       13                                    86.7
                       14                                    93.3
                   15 or more                               100.0

      In the event that, prior to completing 7.5 years, Mr. Roberts employment with C&D is involuntarily terminated by C&D without cause (as defined in the SERP) or C&D fails to renew his employment agreement, then the actual annual benefits payable are the percentages set forth below of his maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

                            Schedule for Mr. Roberts

              Years of Employment
           Prior to Qualifying Event                 Percentage Benefit
           -------------------------                 ------------------
                       5                                     31.3
                       6                                     37.5
                       7                                     43.8
                      7.5                                    50.0

      Participants who retire from C&D or an affiliate before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

      For participants who have been continuously employed by C&D or an affiliate for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by C&D or an affiliate through age 65, and the denominator of which is 15. For participants who have been continuously employed by C&D or an affiliate for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant's SERP benefit may be forfeited in certain circumstances, including where the participant is terminated for cause or violates a covenant not to compete.

Nonqualified Deferred Compensation Plan

      We have adopted a Nonqualified Deferred Compensation Plan by which certain employees and directors may elect to defer receipt of a designated percentage or amount of their compensation.

Compensation of Directors

      We pay (i) our Chairman of the Board an annual retainer of $50,000 (voluntarily reduced from $65,000) in grants of Common Stock (of which he may elect to receive one-third of such value in cash to permit him to pay a portion of the federal, state and local income taxes he will incur as a result of the receipt of the shares of Common Stock) and our non-employee directors an annual retainer of $20,000 except for the Chair of the Audit Committee who is paid an annual retainer of $25,000 in grants of Common Stock (of which they may elect to receive one-third of such value in cash to permit them to pay a portion of the federal, state and local income taxes they will incur as a result of the receipt of the shares of Common Stock), (ii) members of a committee of the Board of Directors other than the chairperson, $1,000 for each in-person meeting and $750 for each telephonic meeting of a committee attended and (iii) the chairperson of a committee of the Board of Directors, $1,500 for each in-person meeting or $750 for each telephonic meeting of a committee attended. In addition, we grant annually to each non-employee director options to purchase 4,000 shares of Common Stock at the closing price of the Common Stock on the date of grant, which options are vested immediately upon grant. Under the C&D 1998 Stock Option Plan, the Board of Directors has the authority to make additional yearly grants of shares of Common Stock to each non-employee director having a fair market value on the date of the grant that may not exceed 1.25 times the non-employee director's compensation for the applicable annual period. Each of the directors is expected to own a minimum of $100,000 in C&D Common Stock within five years of the date he/she joins the Board.

                          COMPENSATION COMMITTEE REPORT

      The Committee's Responsibilities

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee is composed entirely of independent directors. The Committee's actions and decisions are reported to the full Board.

      Compensation Philosophy

      The members of C&D's executive management team have primary responsibility for the stewardship of C&D on a day-to-day basis in the best interest of the stockholders. The basic purpose of C&D's executive compensation program is to facilitate the recruitment, recognition, motivation and retention of such individuals.

      The executive compensation program consists of various components, each intended to address specific issues, objectives and time horizons. The elements of the executive compensation program include:

      o Base Salaries. The basic compensation paid to executives as a fixed dollar amount each payday, typically subject to change only on an annual basis or concurrent with a significant change in responsibilities.

      o Management Incentive Compensation Plan. The primary form of variable compensation, which is intended to link overall levels of remuneration with the attainment of annually established corporate and individual objectives.

      o Stock Option Award Program. The component of the program intended to enable executives to create personal wealth on a long-term basis by steadily increasing stockholder value.

      o Executive Stock Ownership Guidelines. The portion of the program designed to help C&D attract and retain only executives who have a strong belief in C&D's long-term growth potential, and who are willing to assume the same downside risks as C&D's stockholders.

      o Supplemental Executive Retirement Program (SERP). A nonqualified income program designed to overcome the statutorily based limitations of C&D's qualified defined benefit and defined contribution retirement plans.

      Section 162(m) of the Code precludes tax deductions for compensation paid in excess of $1,000,000 to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in the 2004 fiscal year due to Section 162(m). C&D's stock option plans conform to Section 162(m) conditions that permit tax deductions.

      Executive Officer Compensation

      The Compensation Committee reviews the performance of C&D's executive officers once a year.

      Base Salary. C&D has employment agreements with its principal executive officers that provide for annual reviews of their base salary, and any increases are typically effective on April 1. In the preceding calendar year base salary increases were not generally implemented until September 1, 2003. During the annual review, the Compensation Committee considers whether the executive officer's base salary should be increased based on individual performance and to assure that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities. In February 2004, the Compensation Committee approved certain increases to the base salaries of C&D's executive officers that will not be implemented before June 1, 2004.

      Annual Incentive Bonus. Under the Management Incentive Compensation Plan, each executive officer has an established target bonus amount, which is a percentage of the executive's base salary. The Board of Directors approves overall corporate financial objectives for each fiscal year, and each executive officer and his/her direct supervisor develops a series of individual objectives for such executive officer , which reflect activities for which the executive officer either has direct personal responsibility or over which he/she can exert significant influence. The annual bonus payment involves a two-step process that occurs after the fiscal year-end performance results have become available: (i) for each level of attainment of the corporate financial goals and individual objectives actually reached, a corresponding achievement factor is established and (ii) an assessment of the executive's performance against his/her individual objectives is made. Each executive officer other than the Chief Executive Officer has a targeted bonus of 35% of his/her base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. The maximum annual bonus award will be no greater than 200% of the executive's target amount, except that additional special bonus payments are permitted in recognition of extraordinary events, special contributions or circumstances that could not have reasonably been anticipated when the performance objectives were established. No bonuses were paid to executive officers under the Management Incentive Compensation Plan for the 2004 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2004; however, certain discretionary bonus payments were made as reflected in the summary compensation table.

      Stock Option Award Program. C&D's stock option program is governed by the terms of formal stock option plans that have been adopted by the Board of Directors and approved by the stockholders.

      Authority for administering the program has been delegated to the Compensation Committee, which retains independent advisors to provide comparative data and recommendations. Stock option grants are typically considered annually and are awarded at the sole discretion of the Compensation Committee; however, stock options may be granted at any time in the discretion of the Committee. The number of shares included in a stock option grant are typically linked to three factors: (i) the executive's position level; (ii) an assessment of the executive's past performance; and (iii) an assessment of expected performance and contribution to the future success of C&D.

      Executive Stock Ownership Guidelines. Each of C&D's executive officers is expected to own a reasonable number of shares of C&D's Common Stock. In furtherance of this policy, the Board of Directors has established stock ownership guidelines and procedures. The amount of stock an executive officer is expected to own is based on his/her base salary and salary grade. Executive officers, other than the Chief Executive Officer, are generally expected to own 10,000 shares of C&D's Common Stock if the executive's annual salary is greater than $200,000 and 8,000 shares if the executive's salary is less than or equal to $200,000. Each executive has approximately five years to attain the expected level of ownership. During each of these five years, the executive is expected to acquire sufficient shares to increase his/her total holdings to an amount equal to 20% of the final goal for each year the executive has held his/her current position. Stock option awards and shares owned through C&D's pension plan do not constitute shares owned for purpose of the guidelines.

      Chief Executive Officer Compensation

      The principles guiding compensation for C&D's Chief Executive Officer are substantially the same as those described above for the other executive officers. The Compensation Committee reviews the performance of the Chief Executive Officer at least once a year. For the fiscal year ended January 31, 2004, the Compensation Committee took the actions with respect to Mr. Roberts described below.

            Base Salary. Pursuant to the employment agreement between C&D and Mr. Roberts, as of February 1, 2004, Mr. Roberts' base salary was $485,000. The base salary increased effective April 1, 2004 to $520,000, as Mr. Roberts accepts the previously declined increases to base salary recommended by the Compensation Committee for fiscal 2003 and 2004. As with other executive officers, Mr. Roberts' base salary was reviewed by the Compensation Committee in February 2004. It was increased by $25,000. However, such increase will not be implemented before June 1, 2004.

      Annual Incentive Bonus. Criteria for earning incentive awards pursuant to the Management Incentive Compensation Plan for the fiscal year ended January 31, 2004 were established for Mr. Roberts by the Compensation Committee early in the fiscal year, based in large part on substantial achievement of earnings per share and cash flow objectives and in part on achievement of specified individual performance objectives. Under Mr. Roberts' employment agreement, his target bonus for the 2004 fiscal year was 55% of his base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. Mr. Roberts did not receive a bonus under the Management Incentive Compensation Plan for the 2004 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2004; however, he was awarded a discretionary bonus payment by the Compensation Committee in the amount of $52,000, as reflected in the summary compensation table.

      Stock Options. Based on the report of an independent consultant who examined C&D's compensation policies, the Compensation Committee granted Mr. Roberts options to purchase 75,000 shares of Common Stock on February 24, 2003 at an exercise price of $16.48 per share, equal to 100% of the fair market value of a share of Common Stock at the time of the grant.

      Executive Stock Ownership Guidelines. Under C&D's executive stock ownership guidelines, the Chief Executive Officer is expected to own 50,000 shares of C&D's Common Stock by December 31, 2004.


                                             Kevin P. Dowd, Chair
                                             William Harral, III
                                             Robert I. Harries
March 31, 2004                               Stanley W. Silverman

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total stockholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value Index"), a broad equity market index, and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the U.S. government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same three-digit SIC Code (369) as C&D. The price of each unit has been set at $100 on January 31, 1999 for the purpose of preparation of the graph.

                 Comparison of Five-Year Cumulative Total Return

                           For year ended January 31,
                 Among C&D Technologies, Inc., NYSE Market Value
                       Index and SIC Code Peer Group Index

         Fiscal Year             C&D               NYSE           Peer Group
         -----------             ---               ----           ----------

            1999                100.0             100.0              100.0

            2000                171.9             103.8              122.7

            2001                467.4             112.6              109.9

            2002                176.5              99.7               64.8

            2003                146.9              80.7               57.5

            2004                172.7             109.7               98.8

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Common Stock and to provide copies of those filings to us. Based upon a review of those copies and written representations, we believe that for the fiscal year ended January 31, 2004, all of these reports were filed on a timely basis, except that Messrs. Roberts and Velker each failed to timely file one report related to deferred compensation stock purchases as required pursuant to the new two business-day reporting rules under Section 16(a). Also, Mr. Roberts failed to timely file one report relating to the purchase of stock. All of such reports have since been filed.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has reappointed PricewaterhouseCoopers LLP as C&D's independent auditors for the fiscal year ending January 31, 2005. In absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and, if he/she so desires, may make a statement.

      We have been informed by PricewaterhouseCoopers LLP that they are independent auditors with respect to the Company, within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

      For descriptions of audit and non-audit fees paid by C&D to PricewaterhouseCoopers LLP for fiscal years ended January 31, 2003 and January 31, 2004 as well as the Company's policy regarding audit and non-audit services, please refer to the Report of the Audit Committee on pages 13 and 14.

      Recommendation. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent auditors for the fiscal year ending January 31, 2005. Ratification requires the affirmative vote of a majority of the votes cast by stockholders present and voting on the proposal at the Annual Meeting. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

                                  ANNUAL REPORT

      We are mailing our Annual Report for the fiscal year ended January 31, 2004 together with this Proxy Statement to stockholders of record of C&D at the close of business on April 7, 2004. We will provide additional copies, without charge, upon the request of stockholders. To obtain copies, you should contact us at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Investor Relations.

                                 OTHER BUSINESS

      The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of C&D.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           LINDA R. HANSEN
                                           Secretary

We request that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. Your prompt response will be helpful and we appreciate your cooperation.

                                   APPENDIX A

                             C&D TECHNOLOGIES, INC.
                               Board of Directors
                Nominating/Corporate Governance Committee Charter
                          As Amended February 27, 2004

The Corporate Governance policies of the Company, including the duties and functions of the Nominating/Corporate Governance Committee of the Board of Directors, shall be as follows:

A. Composition of the Board

      1.    Management Directors

            As a matter of policy, there should be a substantial majority of independent directors on the board(1). While exceptions may occur from time to time, the Charter suggests that the only management member of the Board will be the Chief Executive Officer.

      2. Board Size

            To ensure that an adequate number of independent directors are available to serve on committees, while at the same time fostering close working relationships and avoiding excessive formality, a Board of seven to nine directors is desirable. However, the Board also recognizes that having more than nine directors may be desirable (when new directors join the Board prior to the departure of retiring directors) and also, that fewer than seven directors may be necessary when a vacancy occurs and a suitable new candidate is not immediately available.

      3. Selection of Independent Directors and Stockholder Nominations

            The Nominating/Corporate Governance Committee shall have primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, the director nominees for C&D Technologies' next annual meeting of stockholders. Criteria for independent director consideration include senior management experience, appropriate skill sets, diversity, and overall business acumen. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the authority to approve the search firm's fees and other retention terms. The Committee shall also oversee the process by which stockholders may nominate directors at an annual meeting as set forth in Article II, Section 11 of the Company's By-laws. In addition, the Committee shall consider persons recommended by stockholders as director candidates as part of its responsibilities under this paragraph. It is the policy of the Board that the Committee evaluate candidates for director recommended by stockholders on the same basis that other individuals are evaluated under this paragraph. In reporting its selection of a director nominee to the Board, or its recommendation that the Board select an individual as a director nominee, the Committee shall report which one or more of the following categories of persons or entities recommended that nominee: stockholder, non-management director, chief executive officer, other executive officer, third party search firm, or other specified source.

      4.    Re-election of Independent Directors

            The Chair of the Nominating/Corporate Governance Committee in consultation with the Committee, the Chairman of the Board (if he is not then a member of the Committee) and Chief Executive Officer, will determine the appropriateness of nominating each director for re-election on an annual basis. In this regard, independent directors will periodically be evaluated on their respective contributions toward advancing the Corporation and enhancing stockholder value. Following evaluation, the Chair of the Committee will make recommendations to the Board.

            In addition to the duties and responsibilities described above, the Committee shall:

            o     Review potential conflicts of prospective Board members;

            o     Maintain a list of persons who may be potential directors;

            o     Perform such other functions as may be assigned by the Board;
                  and

            o Establish programs for director orientation and suggestions and policies for continuing director education.

      5.    Retirement Age

            Directors shall normally be required to retire from the Board at the annual meeting following the year in which he/she reaches age 70.

      6.    Change in Director's Responsibilities

            It is not the Board's intention that an independent director leave the Board in the event of retirement or other change in the position he/she held when joining the Board. However, if such an event occurs, the independent director would be expected to tender his or her resignation to the Chairman of the Board who, in consultation with the Nominating/Corporate Governance Committee, shall determine if the director's change in status appears consistent with the strategic requirements of the Board and overall corporate requirements.

      7. Board Service by Retired Chief Executive Officer

            The Board believes that continued service on the Board by a retired Chief Executive Officer must be decided on a case-by-case basis. Whether the individual remains a member of the Board is a matter for the full Board and the new Chief Executive Officer to discuss at the appropriate time.

            Any former employee serving on the Board will be considered a management director for purposes of corporate governance (ineligible to serve on the Audit, Compensation or Nominating/Corporate Governance Committee) for a period of at least three years after termination of employment, but will be compensated as an independent director.

      8.    Service on Other Boards of Directors

            It is imperative that each current and prospective member of the Board has adequate time to devote to C&D Board service. Accordingly, the Nominating/Corporate Governance Committee will consider the number of public and private board seats held by current board members as well as prospective board candidates as part of the annual nomination process and in the context of recommendation of new board members, respectively. Generally, unless the facts and circumstances dictate a different conclusion, Board members shall not simultaneously serve on the boards of directors of more than three other public and/or private companies.

B. Operation of the Board

      1. Selection for Chairman of the Board and Chief Executive Officer

            The Board will determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separate or held by one individual, based on the circumstances at hand. If the roles are to be held by two individuals, the Board will determine whether the Chairman of the Board should be a management or an independent director.

      2.    Board Committees

            The Company will have three committees: Audit, Compensation and Nominating/Corporate Governance, and such subcommittees as the Committees may, from time to time, designate. Each of these committees is responsible for the development of a Charter to be approved by the full Board. Each committee, including the Nominating/Corporate Governance Committee, should revisit its respective Charter on an annual basis, and shall seek approval of the Board of any material modification of its Charter. Committees are otherwise authorized to interpret, modify, suspend effectiveness of any part of, make rules under, and otherwise interpret and administer their Charters in their reasonable discretion. To the extent possible, committee meetings will be scheduled on the same day as Board meetings.

      3. Assignment and Rotation of Committee Members

            The Nominating/Corporate Governance Committee, in consultation with the Chairman of the Board (if he is not then a member of the Committee) and Chief Executive Officer, is responsible for committee assignments, subject to Board approval. Chairpersons of committees will be chosen in the same manner, and will always be independent directors. The Board committee assignments should be changed from time to time, but no fixed schedule has been established.

      4.    Committee Meetings

            Committee chairpersons, in consultation with the appropriate members of senior management, will determine the frequency and length of meetings, as well as agendas for each meeting. Each committee will issue in advance of each meeting a schedule of agenda subjects to be discussed. Copies of all committee meeting minutes will be shared with the full Board.

      5. Attendance at Board and Committee Meetings and Annual Meeting of Stockholders

            Board and committee members are expected to attend all meetings of the Board and each Board committee upon which the director serves. Under the rules of the Securities and Exchange Commission, the Company is required to report in its proxy statement for its annual meeting the name of each incumbent director who during the preceding fiscal year (or such shorter period the individual served as a Board or committee member) attended fewer than 75% of the aggregate of the meetings of the Board and the meetings of all Board committees on which the director served. Attendance at Board and committee meetings shall be a factor for consideration by the Committee under Section A, Paragraph 4 of this charter. It is the policy of the Board that Board members are expected to attend the Annual Meeting of Stockholders of the Company.

      6.    Agendas for the Full Board

            The Chairman of the Board and Chief Executive Officer will establish the agenda for each Board meeting, with each Board member encouraged to submit items for consideration.

      7.    Board Materials in Advance of Meetings

            It is the Board's desire that important material be provided, in writing, in advance of meetings. For the months between Board meetings, when appropriate, materials should likewise be forwarded to Board members.

      8.    Executive Session

            The independent directors will meet in Executive Session, without management participation, at least once each year, and time will be made available at the end of each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in Executive Session. The Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board will schedule the meeting and the Chair of the Nominating/Corporate Governance Committee will preside with the following objectives in mind:

            o Evaluate the Chief Executive Officer's performance and make recommendations to the Compensation Committee regarding compensation and employment contract issues;

            o Provide input for the following year regarding corporate goals as part of the Chief Executive Officer's performance objectives; and

            o Review such matters as may be brought to the attention of independent directors by persons who have communicated their concerns to the independent directors, the Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board.

            Such meetings should follow regular Board meetings whenever possible.

      9.    Board Compensation and Stock Ownership

            Compensation

            o Pay the non-executive Chairman of the Board a retainer of $50,000 per year with an option to receive up to one-third ($16,666.17) of the total in cash, with the remainder in stock, or take the entire retainer in stock.

            o Pay the independent directors a retainer of $20,000 per year, except for the Chair of the Audit Committee who shall be paid a retainer of $25,000 per year, with an option to receive up to one-third ($6,667) or, as to the Chair of the Audit Committee, $8,333, of the total in cash, with the remainder in stock, or take the entire retainer in stock;

            o Pay $1,500 per Board meeting, and this payment will be paid in cash;

            o Pay $1,500 per committee meeting to the chairperson of each committee, and $1,000 per meeting to each committee member, and these payments will be in cash;

            o At the option of the Chief Executive Officer, pay $750 for telephonic Board meetings where such meetings are of a more limited nature, or require less time commitment than for regularly scheduled meetings, or no fees for brief informational meetings;

            o Conduct annual reviews of Board compensation, typically in February of each year.

            Stock Ownership

            All independent directors have a fiduciary responsibility to the Corporation and a commitment to enhancing stockholder value. In this regard, a strong equity position by each Board member is essential. As a guideline, independent directors should own a minimum of $100,000 in C&D Technologies stock, excluding stock options. An independent director may take a maximum of five (5) years to obtain this equity position, calculated from the date that he/she initially joined the Board.

C.    Board Interaction with Management

      1.    Evaluation of Chief Executive Officer

            The Compensation Committee will formally evaluate the Chief Executive Officer's compensation on an annual basis, soliciting input from independent directors, individually as well as by the independent directors serving on the Nominating/Corporate Governance Committee. The Compensation Committee will then discuss its findings with independent directors in Executive Session after which the results will be reviewed with the Chief Executive Officer.

      2. Succession Planning and Management Development

            An annual report will be prepared by the Chief Executive Officer on the subjects of succession planning and management development, and this information will be communicated in Executive Session with independent directors. The Nominating/Corporate Governance Committee shall establish policies regarding succession of the Chief Executive Officer in the event of an emergency or the retirement of the Chief Executive Officer.

      3.    Access to Senior Management

            Board members shall have full access to senior management, and the Chief Executive Officer shall be advised of significant contacts between Board members and senior management.

      4. Access to Advisors Independent of Management

            From time to time, it may be appropriate for the Board and Board committees to seek advice from outside advisors independent of management with respect to matters within their responsibility.

D. Performance Evaluation of the Board and Each Board Committee

      At least annually, the Board shall conduct a self-evaluation of its performance and a performance evaluation of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The purpose of the evaluations shall be to determine whether the Board and such committees are functioning effectively. Also, the Nominating/Corporate Governance Committee shall review its own performance at least annually.

E. Training for the Board

      The Nominating/Corporate Governance Committee will consider training and education opportunities and make materials available to enhance the abilities of the members of the Board to perform their responsibilities.

F. Other Provisions Regarding the Nominating/Corporate Governance Committee

      In addition to the other provisions of this Charter that assign responsibilities and duties to the Committee, the Nominating/Corporate Governance Committee shall be subject to the provisions set forth in this section.

      1. Composition of the Nominating/Corporate Governance Committee

            The Nominating/Corporate Governance Committee shall be comprised of at least two independent directors(1).

      2.    Procedures

            The Nominating/Corporate Governance Committee shall hold at least two regular meetings each year, and such special meetings as may be required. Meetings may be called by the Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board. The results of the meetings shall be reported to the full Board.

      3. Responsibilities with Respect to this Charter

            The Nominating/Corporate Governance Committee shall review from time to time the adequacy of the corporate governance guidelines in this Charter in light of broadly accepted practices of corporate governance, emerging governance issues and market and regulatory expectations, and will advise and make recommendations to the Board with respect to appropriate modifications. The Nominating/Corporate Governance Committee shall advise the Board with respect to such other matters relating to the governance of the Company as the Committee may from time to time approve, including changes to terms or scope of this Charter and the Committee's overall responsibilities and carry out such other tasks as the Board may from time to time delegate to it for action consistent with this Charter.

G. Stockholder Communications with the Board of Directors

            Stockholders of the Company may contact any of the Company's directors by writing to them c/o C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Corporate Secretary.

----------
      (1) No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition:

            (a) No director who is a former employee, or whose immediate family member is an executive officer, of the Company can be "independent" until three years after the employment has ended.

            (b) No director who receives, or whose immediate family member receives, more than $100,000 per year in director compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

            (c) No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be "independent" until three years after the end of either the affiliation or the auditing relationship.

            (d) No director can be "independent" if he or she is, or whose immediately family member is, or in the past three years has been, an executive officer of another company where any of the Company's present executives serve on the compensation committee of that other company.

            (e) No director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, can be "independent" until three years after falling below such threshold.

                                   APPENDIX B

                             C&D TECHNOLOGIES, INC.
                               Board of Directors
                             Audit Committee Charter
                          As Amended February 27, 2004

A. Statement of Purpose of the Audit Committee

The Audit Committee is appointed by the Board to assist the Board's oversight of
(i) the integrity of the financial statements of the Company, (ii) the independent accountant's qualifications and independence, (iii) the performance of the Company's internal audit function and the independent accountant, and
(iv) compliance by the Company with legal and regulatory requirements.

B.    Composition of the Audit Committee

      1. Members

            The members of the Audit Committee shall meet the independence(1) requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission").

      2.    Committee Size and Qualification

            The Audit Committee shall have at least three members, one of whom will serve as the committee's Chairperson, each of whom must be "financially literate", and at least one of whom shall be an "audit committee financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, absent prior written approval of the Nominating/Corporate Governance Committee.

      3.    Selection of Committee Members

            The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating/Corporate Governance Committee. Audit Committee members may be replaced by the Board.

      4.    Training for Committee Members

            As needed, the Audit Committee should consider training and education programs to ensure that its members have the proper background and knowledge base and stay current as to relevant developments in accounting and finance.

C.    Operation of the Audit Committee

      1.    Core Responsibilities

            The Audit Committee shall:

            a. Oversee the Company's financial reporting process on behalf of the Board of Directors.

            b. Review, discuss with management and assess the adequacy of the Company's internal control over financial reporting, accounting practices, financial statements, reports, and the scope, specific plans, and effectiveness of the audits performed by the Company's internal auditors and the independent accountant.

            c. Oversee the financial performance of the Company's retirement program.

            d. Evaluate policies and review compliance initiatives concerning legal and ethical behavior standards established for the conduct of the Company's business.

            e. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

            f. Discuss with management and the independent accountant any correspondence with regulatory or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

            g. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements or compliance policies of the Company.

            h. Meet separately, periodically, and conduct candid discussions with management, the internal auditors and the independent accountant.

            i. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the independent accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall retain independent legal, accounting or other advisors, as the Committee deems appropriate.

            j. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

            k. Review the Audit Committee's own performance at least annually.

            l.    Make regular reports to the Board.

            With respect to the Company's independent accountant, the Audit Committee shall:

            m. Have the sole authority to appoint or replace the independent accountant (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountant shall report directly to the Audit Committee.

            n. Consider, in consultation with the independent accountant and management, the planned scope of the annual audit of financial statements, including a review of coordination of audit efforts between the independent accountant, inside accounting staff and internal auditors where appropriate, and reliance of the independent accountant on the work of internal auditors.

            o. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

            p. Consider and review with the independent accountant and management: (i) the adequacy of the Company's internal controls; (ii) the Company's annual financial statements and related footnotes including the quality of accounting principles as applied and the Company's compliance with "Generally Accepted Accounting Principles" in all material respects; (iii) emerging accounting standards and issues affecting the Company; (iv) any significant and related findings and recommendations of the independent accountant, together with management's responses; and any other matters required to be discussed under applicable auditing standards, including recommendations to the Board as to whether the audited financial statements should be included in the Company's Form 10-K.

            q. Review and discuss quarterly reports from the independent accountant on (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and (iii) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

            r. Discuss and review the annual audited financial statements and quarterly financial statements with management and the independent accountant, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            s. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

            t. Discuss with management and the independent accountant the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

            u. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including any policies with respect to risk assessment and risk management.

            v. Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreement with management.

            w. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

            x. Review and evaluate the lead partner of the independent accountant team.

            y. Obtain and review a report from the independent accountant at least annually regarding (i) the independent accountant's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent accountant and the Company.

            z. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether its quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent accountant to the Board.

            aa. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing audit independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

            bb. Set clear hiring policies for the Company's hiring of employees or former employees of the independent accountant who participated in any capacity in the audit of the Company.

            cc. Discuss with the independent accountant any communications between the Company's audit team and the independent accountant's national office respecting auditing or accounting issues presented by the engagement.

            dd. Meet privately (without members of management in attendance), at least annually, with the independent accountant to discuss any necessary matter. Review with the independent accountant any audit problems or difficulties and management's response.

            With respect to Internal Auditing, the Audit Committee shall:

            ee. Have the sole authority to appoint or replace the internal auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the internal auditor. The internal auditor shall report directly to the Audit Committee.

            ff. Review significant reports to management prepared by the internal auditor and management's responses.

            gg. Consider and review with management the annual work plan and planned activities of the internal audit function, including the budget, staffing and any recommended changes in the planned scope of the internal audit.

            hh. Consider and review the coordination of audit efforts between internal auditors and the independent accountant to ensure completeness of coverage and efficient use of audit resources, including internal audit assistance to the independent accountant.

            ii. Consider and review with management and internal audit significant internal auditing findings and recommendations related to the adequacy of internal controls, compliance with policies and procedures, and effective and efficient use of Company resources; also consider and review management's responses.

            With respect to officers' and directors' expenses and significant management estimates, the Audit Committee shall:

            jj. Review policies and procedures with respect to expense accounts and perquisites of officers and directors, including their use of corporate assets; and consider the results of an annual review of expenses and perquisites of officers and directors by independent internal auditors or the independent accountant.

            kk. Review policies and procedures with respect to the adequacy of significant management estimates particularly with respect to recognition of contingent liabilities, such as those resulting from identified environmental problems, and legal matters.

            With respect to subcommittees:

            ll. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

            Other:

            mm. The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

      2.    Committee Meetings

            The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Committee members are expected to fully prepare for, attend (either in person or by conference telephone at which all participants can hear one another) and be actively engaged in all Committee meetings.

      3.    Publication of Committee Meeting Minutes

            The Committee Chairperson, working in conjunction with the Corporate Secretary and the Vice President, Chief Financial Officer, has responsibility for ensuring that accurate minutes of the Committee's meetings are maintained and distributed to the other members of the Board of Directors.

      4.    Attendance at Audit Committee Meetings

            The Chairman and Chief Executive Officer, other senior officers of the Company and representatives of the Company's independent accountant may attend meetings at the invitation of the Committee.

      5.    Limitation of Audit Committee's Role

            While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountant's work.

--------
      (1) No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition:

            (a) No director who is a former employee, or whose immediate family member is an executive officer, of the Company can be "independent" until three years after the employment has ended.

            (b) No director who receives, or whose immediate family member receives, more than $100,000 per year in director compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

            (c) No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be "independent" until three years after the end of either the affiliation or the auditing relationship.

            (d) No director can be "independent" if he or she is, or whose immediately family member is, or in the past three years has been, an executive officer of another company where any of the Company's present executives serve on the compensation committee of that other company.

            (e) No director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, can be "independent" until three years after falling below such threshold.

            (f) No director can be "independent" if the director accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than the receipt of fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company, provided that such compensation is not contingent in any way on continued service.

            (g) No director can be "independent" if the director is an "affiliated person" of the Company or any subsidiary of the Company, as that term is defined by the Securities and Exchange Commission.

                                   APPENDIX C

                             C&D TECHNOLOGIES, INC.
                               Board of Directors
                         Compensation Committee Charter
                          As Amended February 27, 2004

The duties and functions of the Compensation Committee of the Board of Directors shall be as follows:

A.    Purpose of the Compensation Committee

      The purpose of the Compensation Committee shall be to discharge the responsibilities of the Board of Directors relating to compensation of the Company's executives.

B.    Composition of the Compensation Committee

      1. Members

            The Compensation Committee will be comprised of only independent members of the Board of Directors.(1)

      2.    Committee Size

            The Compensation Committee will have at least three members, one of whom will serve as the committee's Chairperson, and may perform its functions through such subcommittees as may be deemed appropriate from time to time.

      3.    Selection of Committee Members

            The process for the selection of eligible Board Members to serve on the Compensation Committee will be in conformance with the procedures described in Section B, Paragraph 3 of the Corporate Governance Charter of the Board of Directors.

C.    Operation of the Compensation Committee

      1.    Core Responsibilities

            The following are the direct Core Responsibilities of the Compensation Committee:

            a. Establish the Company's basic Compensation Philosophy, which serves as the foundation for all policies and programs involving employee remuneration.

            b. Review and monitor the development and operation of compensation programs so as to ensure fidelity with the core principles of the Company's Compensation Philosophy as well as alignment with the Company's strategic objectives and shareholder interests.

            c. Periodically review, modify and approve as appropriate recommendations to the Board of Directors concerning the compensation of each current and new member of the senior executive team* with respect to:

                  (i) Base Salaries, Incentive Bonuses, Long-term Equity Based rewards and participation in the Company's Supplemental Executive Retirement Plan (SERP);

                  (ii) any senior executive incentive-compensation plans, equity-based plans or other perquisite plan or program which is currently in effect or which hereafter may be adopted;

                  (iii) the form of employment contracts.

                  *Executives in positions in Salary Grades 61 and higher.

            d. Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, including consideration of the terms of any employment agreement with the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine and approve the Chief Executive Officer's compensation level based on that evaluation and any such employment agreement.

            e. Review, modify and approve as appropriate management's recommendations concerning the granting of Stock Option Awards to employees at all levels.

            f. Review, modify and approve as appropriate management's recommendations concerning the engagement of external consultants and third party service providers involved in the development and operation of the Company's compensation programs. The Compensation Committee shall have the sole authority to retain and terminate any consulting firm engaged to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the consulting firm's fees and other retention terms.

            g. Review, modify and approve as appropriate management's recommendations for amendments to the Company's qualified retirement benefit programs involving administrative, ministerial and compliance related matters that will not have a material effect on participant's benefit levels or a material financial impact on the Company.

            h. Delegate to the Chief Executive Officer of the Corporation, which s/he may delegate to subordinates, the authority to establish appropriate programs, policies, practices and procedures relating to the compensation of all employees of the Corporation or its subsidiaries, who occupy positions of Salary Grade 60 or lower.

            i. Produce a Compensation Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement or Form 10-K annual report filed with the Securities and Exchange Commission.

      2.    Committee Meetings

            The Compensation Committee will meet at least twice per fiscal year.

      3.    Publication of Committee Meeting Minutes

            The Committee Chairperson, working in conjunction with the Corporate Secretary and the Vice President, Human Resources, has responsibility for ensuring that accurate minutes of the committee's meetings are maintained and distributed in a timely manner to the other members of the Board of Directors.

      4.    Annual Performance Evaluation

            At least annually, the Compensation Committee shall conduct a self-evaluation of its performance for the purpose of determining whether it is functioning effectively. The evaluation shall be submitted to the Board of Directors upon its completion.

----------
      (1) No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition:

            (a) No director who is a former employee, or whose immediate family member is an executive officer, of the Company can be "independent" until three years after the employment has ended.

            (b) No director who receives, or whose immediate family member receives, more than $100,000 per year in director compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

            (c) No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be "independent" until three years after the end of either the affiliation or the auditing relationship.

            (d) No director can be "independent" if he or she is, or whose immediate family member is, or in the past three years has been, an executive officer of another company where any of the Company's present executives serve on the compensation committee of that other company.

            (e) No director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, can be "independent" until three years after falling below such threshold.

  PROXY
                             C&D TECHNOLOGIES, INC.
           1400 UNION MEETING ROAD, BLUE BELL, PENNSYLVANIA 19422-0858 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT THE PLYMOUTH MEETING DOUBLETREE HOTEL
                    ON WEDNESDAY, MAY 26, 2004 AT 9:00 A.M.

     The undersigned hereby appoints Wade H. Roberts, Jr., Stephen E. Markert, Jr. and Linda R. Hansen, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of C&D Technologies, Inc. held of record by the undersigned at the close of business on April 7, 2004, at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004, and at any adjournment of that meeting.

                   (Continued and to be signed on other side)

     The Board of Directors of C&D Technologies, Inc. recommends a vote FOR the nominees for directors set forth in proposal 1 and FOR proposal 2.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.  Election of Directors:

     [ ]  FOR all nominees listed (except       [ ]  WITHHOLD AUTHORITY to vote
          as marked to the contrary)                for all nominees listed

          William Harral, III    Wade H. Roberts, Jr.   Kevin P. Dowd
            Robert I. Harries      Pamela S. Lewis        George MacKenzie
              John A.H. Shober       Stanley W. Silverman



INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED:

--------------------------------------------------------------------------------

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 31, 2005:

    [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN



3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournment of the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.


                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

                 Dated: _____________________________________________, 2004


                 ---------------------------------------------------------
                                          Signature

                 ---------------------------------------------------------
                               Representative Capacity (if any)



                 Please sign exactly as your name appears on this proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign as custodian, not the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

                 PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.